Exhibit 99.1

Loar Holdings Inc. Reports Q1 2026 Record Results and Upward Revision to 2026 Outlook

May 7, 2026

WHITE PLAINS, NY., May 7, 2026 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (the “Company,” “Loar,” “we,” “us” and “our”), reported record results for the first quarter of 2026.

First Quarter 2026

•
Net sales of $156.1 million, up 36.1% compared to the prior year’s quarter.
•
Net income of $11.1 million, compared to $15.3 million for the prior year’s quarter, primarily resulting from higher interest, higher non-cash amortization of acquired intangible assets, and the non-recurring non-cash recognition of inventory step-up related to the LMB and Harper Engineering acquisitions.
•
Diluted earnings per share of $0.12 compared to $0.16 for the prior year’s quarter, primarily resulting from higher interest, higher amortization of acquired intangible assets, and the non-recurring non-cash recognition of inventory step-up related to the LMB and Harper Engineering acquisitions.
•
Adjusted EBITDA of $63.2 million, up 46.6% compared to the prior year’s quarter.
•
Net income margin of 7.1% compared to 13.4% for the prior year’s quarter.
•
Adjusted EBITDA Margin for the quarter improved to 40.5% compared to 37.6% for the prior year’s quarter.
•
Adjusted Earnings Per Share(1) of $0.34, up 21.4% compared to $0.28 for the prior year’s quarter.

"Loar had a strong start to the year with net sales, Adjusted EBITDA and Adjusted EBITDA Margin achieving record highs. As a result of these first quarter results, with further evaluation of orders to date, and considering the proprietary content of our portfolio, we have increased our guidance for 2026," said Dirkson Charles, Loar Holdings Chief Executive Officer and Executive Co-Chairman of the Board of Directors. “In addition, we have made continued advancement in new product development and qualification, adding to our confidence that we are well positioned to meet our higher guidance for 2026," continued Mr. Charles.

Loar reported net sales for the quarter of $156.1 million, an increase of $41.4 million or 36.1% over the prior year’s quarter. Organically(2) net sales increased 11.4% or $13.0 million, to $127.7 million.

Net income for the quarter was $11.1 million, a decrease of $4.2 million compared to the prior year’s quarter. The decrease in net income for the quarter was primarily driven by higher interest expense, higher amortization of acquired intangible assets, and recognition of inventory step-up related to the LMB and Harper Engineering acquisitions, partially offset by a lower tax provision.

Adjusted EBITDA for the quarter was $63.2 million, an increase of 46.6% or $20.1 million compared to the prior year’s quarter. Adjusted EBITDA Margin was 40.5%, compared to 37.6% in the first quarter of the prior year. The increase in Adjusted EBITDA Margin was due to the execution of our strategic value drivers and the accretive impact of increased sales.

(1) (2)

The calculation of Adjusted Earnings Per Share has been updated for the current and prior year’s quarter to reflect an adjustment for amortization of acquired intangible assets. We believe this adjustment provides a more consistent view of our earnings.

Net organic sales represent net sales from our existing businesses for comparable periods and exclude net sales from acquisitions. We include net sales from new acquisitions in net organic sales from the 13th month after the acquisition on a comparative basis with the prior period.

Full Year 2026 Outlook – Revised

“Our strong bookings and backlog indicate continued strength in demand throughout the balance of the year, and we have adjusted our guidance accordingly,” said Glenn D’Alessandro, Treasurer and Chief Financial Officer. “Additionally, we revised our calculation of Adjusted Earnings Per Share to exclude the non-cash amortization of acquired intangibles. As an acquisitive company, we believe this adjustment provides a more consistent view of our earnings. Please refer to the reconciliation tables for additional information.”

•
Net sales – between $645 million and $655 million, up from between $640 million and $650 million.
•
Net income – between $53 million and $57 million, down from between $59 million and $63 million.
•
Adjusted EBITDA – between $257 million and $262 million, up from between $253 million and $258 million.
•
Adjusted EBITDA Margin – approximately 40%.
•
Diluted Earnings per share – between $0.54 and $0.59, down from between $0.60 and $0.65.
•
Net income margin – approximately 8%, down from approximately 9%
•
Adjusted Earnings Per Share(3) – between $1.26 and $1.30 up from between $1.21 and $1.25.
•
Interest expense – approximately $80 million.
•
Depreciation expense, approximately $15 million.
•
Amortization expense, approximately $65 million.
•
Market Assumptions – Full year outlook is based on the following assumptions:
o
Commercial, Business Jet, and General Aviation OEM growth of low-double digits.
o
Commercial, Business Jet, and General Aviation aftermarket growth of low-double digits.
o
Defense growth of mid-single digits.

Adjusted EBITDA, Adjusted Earnings Per Share and Adjusted EBITDA Margin are non-GAAP financial measures provided in the “Full Year 2026 Outlook – Revised” section on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

(3)

The calculation of Adjusted Earnings Per Share has been updated in the current and prior outlook to reflect an adjustment for amortization of acquired intangible assets. We believe this adjustment provides a more consistent view of our earnings.

Earnings Conference Call

A conference call will be held at 10:30 a.m., Eastern Time on May 7, 2026. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com.

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to “Adjusted Net Income” mean net income plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA and the amortization of acquired intangible assets, less the tax effect of these adjustments. References to "Adjusted Earnings Per Share" mean Adjusted Net Income divided by weighted average common shares outstanding—diluted. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin.
•
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share.

•
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts, including those that reflect our current views with respect to, among other things, our operations and financial performance. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the heading “Full Year 2026 Outlook – Revised” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described in Part I, Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), and other periodic reports filed by the Company from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

Loar Holdings Inc.

Table 1: Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands except share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$94,882	$84,827
Accounts receivable, net	100,687	88,026
Inventories	122,557	109,036
Other current assets	11,556	11,123
Income taxes receivable	5,405	5,486
Total current assets	335,087	298,498
Property, plant and equipment, net	88,473	82,536
Finance lease assets	1,825	1,894
Operating lease assets	6,877	6,229
Other long-term assets	27,347	25,935
Intangible assets, net	757,592	606,406
Goodwill	1,081,154	1,008,377
Total assets	$2,298,355	$2,029,875

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$23,885	$18,606
Current portion of long-term debt, net	6,720	4,362
Current portion of finance lease liabilities	288	279
Current portion of operating lease liabilities	1,370	818
Income taxes payable	2,533	3,022
Accrued expenses and other current liabilities	38,684	36,419
Total current liabilities	73,480	63,506
Deferred income taxes	74,469	68,377
Long-term debt, net	943,346	711,338
Finance lease liabilities	2,813	2,891
Operating lease liabilities	5,746	5,605
Other long-term liabilities	18,593	3,405
Total liabilities	1,118,447	855,122

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, $0.01 par value, 485,000,000 shares authorized; 93,624,471 and 93,622,471 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	936	936
Additional paid-in capital	1,129,463	1,125,015
Retained earnings	62,729	51,586
Accumulated other comprehensive loss	(13,220)	(2,784)
Total stockholders' equity	1,179,908	1,174,753
Total liabilities and stockholders' equity	$2,298,355	$2,029,875

Loar Holdings Inc.

Table 2: Condensed Consolidated Statements of Income

(Unaudited, amounts in thousands except per common share amounts)

	Three Months Ended March 31,
	2026	2025
Net sales	$156,088	$114,659
Cost of sales	76,847	54,953
Gross profit	79,241	59,706
Selling, general and administrative expenses	44,485	33,102
Transaction expenses	1,239	460
Operating income	33,517	26,144
Interest expense, net	18,710	6,459
Income before income taxes	14,807	19,685
Income tax provision	(3,664)	(4,369)
Net income	$11,143	$15,316
Net income per common share:
Basic	$0.12	$0.16
Diluted	$0.12	$0.16
Weighted average common shares outstanding:
Basic	93,623	93,556
Diluted	95,651	95,771

Loar Holdings Inc.

Table 3: Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$11,143	$15,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,252	2,899
Amortization of intangible and other long-term assets	15,690	9,560
Amortization of debt issuance costs	915	231
Recognition of inventory step-up	4,916	—
Stock-based compensation	4,392	3,089
Deferred income taxes	943	669
Non-cash lease expense	311	173
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(7,370)	(7,099)
Inventories	(6,146)	(3,534)
Other assets	(1,868)	(1,304)
Accounts payable	5,253	1,930
Income taxes (receivable) payable	(23)	3,561
Accrued expenses and other current liabilities	(234)	3,032
Operating lease liabilities	(259)	(163)
Net cash provided by operating activities	30,915	28,360

Investing activities
Capital expenditures	(4,108)	(1,847)
Payment for acquisitions, net of cash acquired	(249,868)	—
Net cash used in investing activities	(253,976)	(1,847)

Financing activities
Net proceeds from issuance of common stock	56	—
Proceeds from issuance of long-term debt	240,000	—
Payments of long-term debt	(1,713)	—
Financing costs	(4,800)	—
Payments of finance lease liabilities	(69)	(55)
Net cash provided by (used in) financing activities	233,474	(55)

Effect of translation adjustments on cash and cash equivalents	(358)	(26)
Net increase in cash, cash equivalents and restricted cash	10,055	26,432

Cash, cash equivalents and restricted cash, beginning of period	84,827	54,066
Cash, cash equivalents and restricted cash, end of period	$94,882	$80,498

Supplemental information
Interest paid during the period, net of capitalized amounts	$18,944	$6,476
Income taxes paid during the period, net	$2,634	$375

Loar Holdings Inc.

Table 4: Reconciliation of Net income to EBITDA and Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$11,143	$15,316
Adjustments:
Interest expense, net	18,710	6,459
Income tax provision	3,664	4,369
Operating income	33,517	26,144
Depreciation	3,252	2,899
Amortization	15,690	9,560
EBITDA	52,459	38,603
Adjustments:
Recognition of inventory step-up (1)	4,916	—
Transaction expenses (2)	1,239	460
Stock-based compensation (3)	4,392	3,089
Acquisition and facility integration costs (4)	213	981
Adjusted EBITDA	$63,219	$43,133
Net sales	$156,088	$114,659
Net income margin	7.1%	13.4%
Adjusted EBITDA Margin	40.5%	37.6%

(1)
Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)
Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.
(3)
Represents the non-cash compensation expense recognized by the Company for equity awards.
(4)
Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 5: Sales by End-Market

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Commercial Net Sales
Commercial aerospace OEM	$31,521	$16,064
Commercial aerospace aftermarket	43,515	32,403
Total commercial aerospace	75,036	48,467

Business jet & general aviation OEM	19,633	19,423
Business jet & general aviation aftermarket	11,066	11,435
Total business jet & general aviation	30,699	30,858

Total commercial OEM	51,154	35,487
Total commercial aftermarket	54,581	43,838
Total commercial	105,735	79,325

Defense Net Sales
Total defense OEM	23,042	11,726
Total defense aftermarket	17,607	17,056
Total defense	40,649	28,782

Other Net Sales
Total other OEM	4,768	2,866
Total other aftermarket	4,936	3,686
Total other	9,704	6,552
Net Sales	$156,088	$114,659

Loar Holdings Inc.

Table 6: Reconciliations of Earnings Per Share to Adjusted Earnings Per Share and Net Income to Adjusted Net Income

(Unaudited, amounts in thousands except per share amounts)

	Three Months Ended March 31,
	2026	2025
Reported earnings per share
Net income	$11,143	$15,316
Denominator for basic and diluted earnings per common share:
Weighted-average common shares outstanding—basic	93,623	93,556
Effect of dilutive common shares	2,028	2,215
Weighted average common shares outstanding—diluted	95,651	95,771
Net income per common shares—basic	$0.12	$0.16
Net income per common shares—diluted	$0.12	$0.16

Adjusted Earnings Per Share
Net income	$11,143	$15,316
Gross adjustments to EBITDA	10,760	4,530
Amortization of acquired intangible assets (1)	15,690	9,560
Tax adjustment (2)	(5,334)	(2,455)
Adjusted Net Income	$32,259	$26,951
Adjusted Earnings Per Share—diluted	$0.34	$0.28

Diluted earnings per share to Adjusted Earnings Per Share
Net income per common share—diluted	$0.12	$0.16
Adjustments to diluted earnings per share:
Recognition of inventory step-up	0.05	—
Transaction expenses	0.01	0.01
Stock-based compensation	0.05	0.03
Acquisition and facility integration costs	—	0.01
Gross adjustments to EBITDA	0.11	0.05
Amortization of acquired intangible assets (1)	0.16	0.10
Tax adjustment (2)	(0.05)	(0.03)
Adjusted Earnings Per Share—diluted	$0.34	$0.28

(1)
The calculation of Adjusted Earnings Per Share has been updated for the current and prior year’s quarter to reflect an adjustment for amortization of acquired intangible assets. We believe this adjustment provides a more consistent view of our earnings.
(2)
The tax adjustment represents the tax effect of the adjustments at the applicable effective tax rate. To determine the applicable effective tax rate, transaction expenses and stock-based compensation are excluded from Adjusted Net Income and therefore we have excluded the impact those items have on the effective tax rate.